Exhibit 10(f)

                      CIRCUS CIRCUS ENTERPRISES, INC.

              AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN

                  (As Amended and Restated April 25,1997)

    1.   Purposes.  The purposes of the Circus Circus
Enterprises, Inc. Amended and Restated 1991 Stock Incentive Plan (the Plan ) are (i) to promote the long term financial interests and growth of Circus Circus Enterprises, Inc. (the Company ) by motivating executive personnel by means of growth-related incentives, providing incentive compensation opportunities that are competitive with those of other major corporations and furthering the identity of interests of participants with those of the stockholders of the Company, and (ii) to strengthen the Company s ability to attract and retain the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

    2. Definitions. The following definitions are applicable to the Plan:

          Affiliate means any entity 100 percent owned, directly or indirectly, by the Company and any other entity more than 50 percent of which is owned, directly or indirectly, by the Company and which is so designated by the Committee.

          Code means the Internal Revenue Code of 1986, as amended, and any successor statute.

          Committee means a committee of two or more directors of the Company as shall be designated by the Board of Directors of the Company from time to time. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a Non-Employee Director (as such term is defined in Rule 16b-3) and an Outside Director (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code). The Board of Directors may from time to time remove members from, or add members to, the Committee.
    Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

          Common Stock means the Common Stock, $.01-2/3 par value per share, of the Company or such other securities as may be substituted therefor pursuant to paragraph
    7(f).

         The fair market value of the Common Stock shall (except as otherwise provided in paragraph 6(d)) mean the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape on the day fair market value is to be determined and, in absence of any sale on such day, fair market value as the Committee shall, in good faith, determine.

          Eligible Director  means a member of the Company s
    Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company.

          Employee Participant means any officer or other key employee of the Company or an Affiliate with managerial or supervisory responsibilities whom the Committee determines has contributed significantly to the Company s past success or is in a position to influence its continued success who is selected by the Committee (other than an employee of the Company who at the time that any share-value incentive is granted under the Plan owns or, after giving effect to the Common Stock to be issued or referenced under the share-value incentive and under all other options, warrants and similar awards with respect to the Company held by such employee, is deemed to own 10% or more of the total combined voting power or value of all classes of stock of the Company).

          Formula Award means an Initial Grant (as defined) made to an Eligible Director pursuant to paragraph 6(b) or an Annual Grant (as defined) made to an Eligible Director pursuant to paragraph 6(c).

          Rule 16b-3 means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

    3. Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select Employee Participants in the Plan, (ii) to make share-value incentive grants to Employee Participants in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such share-value incentive grants to Employee Participants as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any share-value incentive granted hereunder, and (vi) to make all other determinations and to take all other actions necessary or advisable, in its discretion, for the implementation and administration of the Plan. The Committee may provide for the issuance of Common Stock to Employee Participants as a stock grant for no consideration other than services rendered or, to the extent permitted by applicable State law, to be rendered. The Committee s determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may amend or modify any share-value incentive grant to an Employee Participant in any manner to the extent that the Committee would have had the authority under the Plan to initially make such share-value incentive grant, but no such amendment or modification shall impair the rights of any Employee Participant under any share-value incentive grant without the consent of such Employee Participant.

    4. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which share-value incentives may be granted to Employee Participants and Formula Awards may be made to Eligible Directors under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, 3,000,000 shares, and the number of such shares which shall be available for issuance pursuant to Formula Awards made to Eligible Directors under the Plan shall be 525,000; provided, however, that to the extent any share-value incentives granted to Employee Participants or Formula Awards made to Eligible Directors expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the Plan. To the extent a restricted stock grant or performance shares grant to an Employee Participant is exercised for cash, it shall be treated as an issuance of a number of shares equal to the number of shares upon which the restricted stock grant or performance shares grant was based so as to reduce shares otherwise available for the future issuance under the Plan. The 3,000,000 shares of Common Stock which may be the subject of awards pursuant to the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

    5.   Share-Value Incentives.  The Committee may grant to
Employee Participants, in accordance with this paragraph 5 and other provisions of the Plan, stock options, restricted stock and performance shares.

    (a)  Options.

         (i) Options granted to an Employee Participant under the Plan may be incentive stock options within the meaning of Section 422 of the Code or any successor provisions, or in such other form, consistent with the Plan, as the Committee may determine.

         (ii) The option price per share of Common Stock for an option granted to an Employee Participant shall be fixed by the Committee at not less than 100% of the fair market value of a share of Common Stock on the date of grant.

         (iii) Options granted to an Employee Participant shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

         (iv) Options granted to an Employee Participant shall be exercised in whole or in part by written notice to the Company (to the attention of the Company s Corporate Secretary), signed by the Employee Participant exercising the option, stating the number of shares of Common Stock with respect to which the option is being exercised and accompanied by payment in full of the option price. Payment of the option price for an option granted to an Employee Participant may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock (valued at the fair market value thereof on the date of exercise),
    (C) by a combination of cash and Common Stock or (D) with any other consideration deemed acceptable by the Committee. The date both such notice and payment are received by the office of the Corporate Secretary of the Company shall be the date of exercise of the option as to the number of shares specified.

    (b)  Restricted Stock.

         (i) The Committee may transfer to any Employee Participant shares of Common Stock, subject to this paragraph 5(b) and such other terms and conditions (including, without limitation, performance goals similar to those described in paragraph 5(c)) as the Committee may prescribe (such shares being called restricted stock ). Each certificate for restricted stock shall be registered in the name of the Employee Participant and deposited, together with a stock power endorsed in blank, with the Company.

         (ii) There shall be established for each restricted stock grant to an Employee Participant one or more restriction periods of such length as shall be determined by the Committee. No restriction period shall exceed 10 years from the date of the grant. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the applicable restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the Employee Participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested. At the expiration of each restriction period, the Company shall redeliver to the Employee Participant (or the Employee Participant s legal representative or designated beneficiary) certificates deposited pursuant to this paragraph representing the shares with respect to which the applicable restrictions and conditions have been satisfied.

         (iii) Except as provided by the Committee at the time of grant or otherwise, upon termination of employment of an Employee Participant for any reason during a restriction period applicable to restricted stock of such Employee Participant, all shares still subject to restriction shall be forfeited by the Employee Participant.

    (c)   Performance Shares.   Performance shares, measured
in whole or in part by the value of shares of Common Stock, the performance of the participant, the performance of the Company, its subsidiaries or any separate business units or properties thereof, or any combination thereof, may be granted to Employee Participants under the Plan. Such share-value incentives may be payable in Common Stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of a performance shares grant to an Employee Participant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods. No performance period shall exceed 10 years from the date of the grant. A performance shares grant to an Employee Participant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. The Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to evaluate the level of payment to be made, if any.

    (d) Time Limit. No share-value incentive granted to an Employee Participant under the Plan shall be subject to exercise beyond and no conditions or performance goals shall be susceptible of satisfaction beyond a period of 10 years after the date of the grant thereof.

    6.   Formula Awards to Eligible Directors.

    (a) General. Each Formula Award granted under the Plan shall be evidenced by an agreement (an Agreement ) duly executed on behalf of the Company and by the Eligible Director to whom such Formula Award is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan or this paragraph 6 as may be determined by the Committee. All Formula Awards granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Code.

    (b) Initial Grants. Subject to the limitation in paragraph 6(n), an option to purchase 7,500 shares of Common Stock pursuant to clause (i) of this paragraph 6(b) or 10,000 shares of Common Stock pursuant to clause (ii) of this paragraph 6(b), as the case may be (as adjusted in each case pursuant to paragraph 6(1)) (and in the case of each grant pursuant to clause (i) of this paragraph 6(b), multiplied by the number of consecutive annual meetings of the Company s stockholders, including the annual meeting at which stockholders approve an amendment to the Plan providing for the grant of Formula Awards, at which the Eligible Director in question was elected to serve as a Director of the Company and/or after which he continued to be a Director of the Company) shall be granted to:

         (i) each member of the Company s Board of Directors (a Director ) who is an Eligible Director immediately following the annual meeting of the Company s stockholders at which stockholders approve an amendment to the Plan providing for the grant of Formula Awards, and

         (ii) each other Eligible Director immediately following the annual meeting of the Company s stockholders at which such Director is first elected or immediately following the first annual meeting of the Company s stockholders after such Eligible Director is first elected or appointed by the Company s Board of Directors to be a Director, whichever is applicable (each, an Initial Grant ); provided, however, that if an Eligible Director who previously received an Initial Grant pursuant to this paragraph 6(b) terminates service as a Director and is subsequently elected or appointed to the Company s Board of Directors, such Director shall not be eligible to receive a second Initial Grant pursuant to this paragraph 6(b), but shall be eligible to receive only Annual Grants (as defined) pursuant to paragraph 6(c).

    (c) Annual Grants. Subject to the limitation in paragraph 6(n), an option to purchase 10,000 shares of Common Stock (as adjusted pursuant to paragraph 6(1)) shall be granted automatically each year, immediately following the annual meeting of the Company s stockholders, to each Director who is an Eligible Director at such time and who is not entitled to receive an Initial Grant pursuant to paragraph 6(b) immediately following such annual meeting (each, an Annual Grant ).

    (d) Formula Award Exercise Price. The exercise price per share for an Initial Grant or an Annual Grant shall be the average of the Fair Market Values (as hereinafter defined) for the fifth (5th) through the ninth (9th) business days (which, for purposes of this paragraph 6(d) shall mean those days on which the New York Stock Exchange is open for trading) following the date of grant. For purposes of the preceding sentence, Fair Market Value equals the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions.

    (e) Vesting and Exercisability. Except as otherwise provided in paragraph 6(h), a Formula Award shall vest and become non-forfeitable when, and only if, the optionee continues to serve as a Director until the first annual meeting of the Company s stockholders held following the year in which the option was granted. Except as otherwise provided in paragraph 6(h), a Formula Award shall thereafter become exercisable according to the following schedule:

     Period of Optionee s Continuous         Portion of Formula
     Service as a Director of the                   Award that is
     Company                                   Exercisable

From the First Annual Meeting of
 Stockholders subsequent to the grant to
 the second Annual Meeting of Stockholders
 subsequent to the grant . . . . . . . . . .                40%
From the second Annual Meeting of Stockholders
 subsequent to the grant to the third
 Annual Meeting of Stockholders subsequent to
 the grant . . . . . . . . . . . . . . . . .                70%
From the third Annual Meeting of Stockholders
 subsequent to the grant to the expiration
 of the term of the Formula Award. . . . . .               100%

    (f) Time and Manner of Exercise. Except as otherwise provided in this paragraph 6(f), any vested Formula Award, to the extent the same is exercisable in accordance with paragraph 6(e), is exercisable in whole or in part at any time or from time to time until the expiration or termination of its term in accordance with paragraph 6(h) by giving written notice, signed by the person exercising the Formula Award, to the Company (to the attention of the Company s Corporate Secretary) stating the number of shares of Common Stock with respect to which the Formula Award is being exercised, accompanied by payment in full of the option exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Formula Award as to such number of shares. Notwithstanding any provision to the contrary, no Formula Award may at any time be exercised with respect to a fractional share.

    (g) Payment of Exercise Price. Payment of the exercise price for a Formula Award may be in cash or by bank-certified, cashier s, or personal check or, to the extent permitted by the Committee, payment may be in whole or in part by

         (i)  transfer to the Company of shares of the Common
    Stock having a Fair Market Value (as defined in paragraph
    6(d)) on the date of exercise equal to the exercise price, or

         (ii) delivery of instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued on the exercise that number of such shares having a Fair Market Value (as defined in paragraph 6(d)) equal to the exercise price.

    If the Fair Market Value (as defined in paragraph 6(d)) of the number of whole shares of Common Stock transferred or the number of whole shares of Common Stock withheld is less than the total exercise price, the shortfall must be paid in cash.

    (h) Term of Formula Awards. Each Formula Award shall expire ten (10) years from its date of grant, but shall be subject to earlier termination as follows:

         (i) In the event of the termination of a Formula Award holder s service as a Director, other than by reason of retirement, total and permanent disability, or death, the then-outstanding Formula Awards of such holder (whether or not then vested and whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination. For purposes of this paragraph 6(h), the phrase by reason of retirement means (a) mandatory retirement pursuant to Board policy or (b) termination of service at a time when the holder would be entitled to a retirement benefit under the Circus Circus Employees Profit Sharing and Investment Plan, as then in effect, if the holder were an employee of the Company.

         (ii) In the event of the termination of a Formula Award holder s service as a Director by reason of retirement or total and permanent disability, the then-outstanding Formula Awards of such holder that have vested pursuant to paragraph 6(e) (including, without limitation, any Formula Awards or portions thereof which vest in accordance with paragraph 6(e) on the date of termination) shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one year after the date of such termination or on the stated grant expiration date, whichever is earlier.

         (iii) In the event of the death of a Formula Award holder while such holder is a Director, the then outstanding Formula Awards of such holder that have vested pursuant to paragraph 6(e) (including, without limitation, any Formula Awards or portions thereof which vest in accordance with paragraph 6(e) on the date of death) shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier.

    Exercise of a deceased holder s Formula Awards that are still exercisable shall be by the estate of such holder or by the person or persons to whom the holder s rights have passed by will or the laws of descent and distribution.

    (i)  Transferability.  The right to exercise a Formula
Award granted under the Plan shall, during the lifetime of the Eligible Director to whom such Formula Award was granted, be exercisable only by such recipient or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a
 QDRO ) and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution or a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

    (j) Limitation of Rights. Neither the recipient of a Formula Award under the Plan nor the recipient s successor or successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to a Formula Award granted to such person until the date of issuance of a stock certificate for such shares of Common Stock.

    (k) Limitation as to Directorship. Neither the Plan, nor the granting of a Formula Award, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

    (1) Capital Adjustments. The number and class of shares with respect to which a Formula Award may be granted to an Eligible Director under the Plan, the number and class of shares subject to each outstanding Formula Award, and the exercise price per share specified in each such Formula Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company. For purposes of the preceding sentence, the Company shall be deemed to have received consideration for any shares issued pursuant to this or any other employee benefit plan meeting the requirements of Rule 16b-3.

    (m)  Limit on Awards to Eligible Directors.
Notwithstanding any provision of the Plan to the contrary, an Eligible Director shall not be entitled to receive or participate in any award under the Plan other than Formula Awards which are granted to such Eligible Director pursuant to paragraphs 6(b) and 6(c) and meet all of the requirements of paragraph 6 applicable thereto.

    (n) Termination of Formula Awards. Notwithstanding any provision to the contrary, no Formula Award shall be granted pursuant to paragraph 6(b) or 6(c) on a date when the number of shares of Common Stock authorized for issuance pursuant to the Plan and then available for issuance pursuant to new Formula Awards is less than the aggregate number of such shares which would be issuable pursuant to Formula Awards otherwise required to be granted on such date, assuming the full vesting and exercise of such Formula Awards. In the event Formula Awards are not granted as a result of the application of this paragraph 6(n), no Formula Awards shall thereafter be granted pursuant to the Plan.

    (o) Conflicting Provisions. In the event of any conflict between a provision of this paragraph 6 and a provision in any other paragraph of the Plan with respect to Formula Awards, such provision of this paragraph 6 shall be deemed to control.

    7.   Miscellaneous Provisions.

    (a) Effective Date and Term. The Plan is effective as of the date it is adopted by the holders of at least a majority of the outstanding shares of the Company s Common Stock present in person or by proxy and entitled to vote at the Company s 1991 Annual Meeting of Stockholders. Unless extended by the stockholders of the Company and subject to paragraph 7(k), this Plan shall expire upon the expiration of a ten-year period commencing on the effective date of the Plan, however, the Plan shall continue thereafter to govern all awards granted before that date until the exercise, expiration or cancellation of such awards.

    (b) Rights as Stockholder. An Employee Participant under the Plan shall have no right as a holder of the Company s Common Stock with respect to share-value incentives granted hereunder, and an Eligible Director shall have no right as a holder of the Company s Common Stock with respect to Formula Awards granted hereunder, unless and until certificates for shares of the Company s Common Stock are issued to the Employee Participant or Eligible Director, as the case may be. Common Stock issued to an Employee Participant pursuant to a share-value incentive grant shall nevertheless be subject to such limitations and restrictions contained in the agreement with respect to the grant.

    (c)  Funding of the Plan.  The Plan shall be unfunded.
The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any share value incentive grant or Formula Award under the Plan.

    (d) Agreements. Each share-value incentive granted to an Employee Participant under the Plan shall be evidenced by an agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall determine in its sole discretion.

    (e) Non-Transferability. No share-value incentive grant to an Employee Participant under the Plan, and no interest therein, shall be transferable by the Employee Participant otherwise than by will or the laws of descent and distribution or pursuant to a QDRO. All share-value incentive grants to an Employee Participant shall be exercisable or received during the Employee Participant s lifetime only by the Employee Participant or pursuant to a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

    (f) Adjustments Upon Certain Changes. In the event of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of Common Stock, or extraordinary cash dividend or any other similar event, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under share-value incentive grants or Formula Awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding share-value incentive grants and the exercise prices specified therein as may be determined to be appropriate and equitable.

    (g) Tax Withholding. The Committee shall have the power to withhold, or require an Employee Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, an Employee Participant may make an irrevocable election to have shares of Common Stock otherwise issuable under a share-value incentive grant withheld, tender back to the Company shares of Common Stock received pursuant to a share-value incentive grant or deliver to the Company previously acquired shares of Common Stock having a fair market value sufficient to satisfy all or part of the participant s estimated tax obligations associated with the transaction. Such election must be made by an Employee Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right of an Employee Participant to make such elections.

    (h) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any share value incentive grant or Formula Award so long as it determines that securities exchange listing, or any registration, approval or other action under any gaming or securities laws or regulations, is required in connection therewith and has not been completed on terms acceptable to the Committee. The Committee shall have the right to condition any such issuance or transfer upon receipt by the Company of written undertakings to comply with such restrictions on subsequent disposition of such shares as the Committee or the Company shall reasonably deem necessary or advisable as a result of any applicable law, regulation or official interpretations thereof, and certificates representing such shares may be legended to reflect any such restrictions or may be made subject to a stop transfer restriction with the Company s transfer agent.

    (i) Beneficiary Designation. Subject to paragraphs 6(i) and 7(e), each Employee Participant and Eligible Director may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of such Employee Participant s or Eligible Director s death before they receive any or all such benefits. Each designation will revoke all prior designations by the same Employee Participant or Eligible Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Employee Participant or Eligible Director in writing with the Committee during the Employee Participant s or Eligible Director s lifetime. In the absence of any such designation, vested benefits remaining unpaid at the Employee Participant s or Eligible Director s death shall be paid to the Employee Participant s or Eligible Director s estate.

    (j) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Employee Participant s employment at any time, nor confer upon any Employee Participant any right to continue in the employ of the Company or any subsidiary for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as an Employee Participant, or, having been so selected, to be selected again as an Employee Participant, except as may be provided in any written agreement between the Company and such employee.

    (k)  Amendment, Suspension and Termination of Plan.  The
Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3, no amendment shall be made more than once every six (6) months that would change the amount, price or timing of Formula Awards (or any other provision of the Plan the amendment of which would cause the Plan to fail to qualify under Rule 16b-3), other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder; and provided, further, that no amendment shall be made without the approval of the Company s stockholders that would

         (i) materially increase the number of shares of Common Stock that may be issued under the Plan, or

         (ii) otherwise materially increase the benefits accruing to participants under the Plan.

    No amendment, suspension or termination of the Plan shall impair the rights of Employee Participants under outstanding share-value incentive grants or Eligible Directors under Formula Awards without the consent of the Employee Participants and/or Eligible Directors affected thereby or make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

    (1)  Misconduct.  In the event that an Employee
Participant (i) shall cease to be employed by the Company or a subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Company or a subsidiary, or (ii) shall voluntarily resign or terminate his employment with the Company or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or a subsidiary, or (iii) shall have committed an act of dishonesty not discovered by the Company or a subsidiary prior to the cessation of his employment with the Company or a subsidiary, but which would have resulted in his discharge if discovered prior to such date, or
(iv) shall, either before or after cessation of his employment with the Company or a subsidiary, without the written consent of the Company or a subsidiary, use (except for the benefit of the Company or a subsidiary) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company or a subsidiary obtained as a result of or in connection with such employment, or
(v) shall, either before or after the cessation of his employment with the Company or a subsidiary, without the written consent of the Company or a subsidiary, directly or indirectly, give advice to, or serve as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its subsidiaries, or
(vi) shall cease to be employed by the Company or a subsidiary because of his inability to continue as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, or (vii) shall voluntarily resign or terminate his employment with the Company or a subsidiary under or followed by such circumstances as would have rendered him unable to have continued as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, then forthwith from the happening of any such event, any share-value incentive grant then held by such Employee Participant shall terminate and become void to the extent that, in the case of a stock option, it then remains unexercised and, in the case of any other share-value incentive grant, any condition or performance goal under it then has not been met or satisfied. Additional forfeiture provisions may be included within the terms of any share-value incentive grant to an Employee Participant as may be determined by the Committee in its discretion.

    (m) Governing Law. The validity and construction of the Plan, its rules and regulations and any agreements entered into thereunder shall be governed by the laws of the State of Nevada
(but not including choice of law rules thereof).